UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2008 (September 24, 2008)
HCA INC.

(Exact name of registrant as specified in charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Jack O. Bovender, Jr. from Position as Chief Executive Officer of the Company
     On September 29, 2008, HCA Inc. (the “Company”) announced that Jack O. Bovender, Jr., Chief Executive Officer and Chairman of the Company, will retire from his position as Chief Executive Officer effective December 31, 2008. Mr. Bovender will remain with the Company as the executive Chairman until December 15, 2009, at which time Mr. Bovender will also resign from the Board of Directors of the Company. A copy of the press release issued by the Company relating to Mr. Bovender’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Appointment of Richard M. Bracken as Chief Executive Officer and President of the Company
     In conjunction with Mr. Bovender’s retirement, the Board of Directors appointed Richard M. Bracken as the Chief Executive Officer and President of the Company effective January 1, 2009. Mr. Bracken has previously served as President and Chief Operating Officer of the Company since January 2002 and Chief Operating Officer of the Company since July 2001. In addition, Mr. Bracken served as President — Western Group of the Company from August 1997 until July 2001. From January 1995 to August 1997, Mr. Bracken served as President of the Pacific Division of the Company. Prior to 1995, Mr. Bracken served in various hospital Chief Executive Officer and Administrator positions with HCA-Hospital Corporation of America.
     The information required by Item 5.02(c)(2) of Form 8-K regarding Mr. Bracken is contained in the Company’s Annual Report Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 28, 2008 and is incorporated herein by reference.
     Mr. Bracken’s compensation as Chief Executive Officer and President has not yet been determined.
     A copy of the press release issued by the Company relating to Mr. Bracken’s appointment as the Company’s next Chief Executive Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
     Exhibit 99.1      Press Release, dated September 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ R. Milton Johnson
Name:	R. Milton Johnson
Title:	Executive Vice President and Chief Financial Officer

Date: September 30, 2008

EXHIBIT INDEX
Exhibit 99.1      Press Release, dated September 29, 2008.